SECURITIES PURCHASE AGREEMENT

Securities Purchase Agreement dated as of the 26th day of October, 2009, by and among Cedar Shopping Centers, Inc., a Maryland corporation (the “Company”), Cedar Shopping Centers Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), RioCan Holdings USA Inc., a Delaware corporation (the “Purchaser”), and RioCan Real Estate Investment Trust, an unincorporated closed-end trust constituted in accordance with the laws of the Province of Ontario (“RioCan”).

W I T N E S S E T H :

WHEREAS, the Company desires to issue and sell to the Purchaser shares (the “Shares”) of Common Stock, $.06 par value, of the Company (the “Common Stock”), and a stock purchase warrant (the “Warrant”) to purchase shares of Common Stock of the Company;

WHEREAS, the Purchaser desires to purchase the Shares and the Warrant from the Company;

WHEREAS RioCan desires to guarantee the performance by the Purchaser of its covenants, agreements and obligations under this Agreement pursuant to a guaranty in the form of Exhibit A attached hereto (the “Guaranty”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

ARTICLE I

PURCHASE

1.1	Purchase.

Subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to subscribe for and purchase from the Company, on the Closing Date set forth in Article IV, 6,666,666 Shares at a purchase price of $6.00 per Share, which price was established on September 15, 2009, plus the Warrant to purchase 1,428,570 shares of Common Stock for which no additional consideration is being paid. The Warrant shall be in the form of Exhibit B attached hereto.

1.2	Purchase Price.

The purchase price payable by the Purchaser hereunder for the Shares and Warrant is $39,999,996, which will be paid by the Purchaser to the Company on the Closing Date by means of a wire transfer to an account and depository designated by the Company to the Purchaser in writing at least three business days prior to the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

AND THE OPERATING PARTNERSHIP

The Company and the Operating Partnership hereby jointly and severally represent and warrant to the Purchaser, as of the date hereof, as follows and acknowledge and confirm that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Shares and the Warrant:

2.1	Due Organization and Qualification.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Operating Partnership is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware. Each of the Company’s other subsidiaries is duly organized and validly existing in good standing under the laws of the state of its incorporation or organization, except where the failure to be organized and existing will not have a Material Adverse Effect. The Company and each of the subsidiaries has all requisite corporate, partnership or entity power and authority, as the case may be, to conduct its business as it is now being conducted and to own or lease the properties and assets it now owns or holds under lease. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any condition, circumstance, or situation that could reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

2.2	Authorization.

The Company has the full corporate power and authority to enter into this Agreement and the Registration Rights Agreement between the Company and the Purchaser in the form of Exhibit C attached hereto (the “Registration Rights Agreement”), and to perform all of its obligations hereunder and thereunder. The Operating Partnership has the full partnership power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the Registration Rights Agreement by the Company have been duly authorized by all necessary action, and no further consent or authorization is required by the Company, its Board of Directors or its stockholders or the Operating Partnership, its general partner or its unitholders, as applicable. This Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. This Agreement constitutes the legal, valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms. The issuance of the Shares and the Warrant and of the shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) pursuant to the provisions of this Agreement has been duly and validly authorized by the Company.

2.3	Capitalization.

The Company’s authorized capitalization consists of 150,000,000 shares of Common Stock, par value $.06 per share, and 12,500,000 shares of Preferred Stock, par value $.01 per share. All of such outstanding shares have been validly issued and are fully paid and non-assessable and have been issued in compliance with applicable United States federal and state securities laws. The Common Stock is currently quoted on the New York Stock Exchange (“NYSE”) under the trading symbol “CDR”. At the date of this Agreement, there were 45,236,144 shares of Common Stock issued and outstanding and 3,550,000 shares of Series A Preferred Stock issued and outstanding. Except for (a) options to purchase 13,332 shares of Common Stock at an exercise price of $10.50 per share (expiring July 10, 2011), (b) 2,005,888 shares of Common Stock issuable upon the redemption of outstanding units (the “Units”) in the Operating Partnership, (c) warrants to purchase 83,333 Units at an exercise price of $13.50 per Unit (expiring May 2012) and (d) the Standby Equity Purchase Agreement between the Company and YA Global Master SPV Ltd. dated September 21, 2009, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for any capital stock of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. The Company has furnished to the Purchaser true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”).

2.4	Valid Issuance.
(a)

The Shares and the Warrant, when delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or encumbrances, subject to any restrictions imposed by the Securities Act (as defined herein) and applicable state securities laws. The Warrant Shares, when issued and delivered upon exercise of the Warrant, will be duly and validly issued, fully paid and non-assessable and issued free and clear of any liens or encumbrances, subject to any restrictions imposed by the Securities Act and applicable state securities laws. The Shares, the Warrant and the Warrant Shares will be issued in compliance with all applicable United States federal and state securities laws and regulations and rules of the NYSE. Neither the stockholders of the Company, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the Shares, the Warrant or the Warrant Shares or other rights to purchase or receive any of the Shares, the Warrant or the Warrant Shares or any other securities or, except as set forth on Schedule 2.4 hereto, assets of the Company, and no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Securities Act, any shares of Common Stock or other securities or assets of the Company upon the issuance or sale of the Shares, the Warrant or the Warrant Shares. The Company is not obligated to offer the Shares, the Warrant or the Warrant Shares on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, or agents.

(b)

The 6,666,666 limited partnership units of the Operating Partnership (the “OP Units”) and the warrant to purchase 1,428,570 OP Units (the “OP Warrant”) to be issued to the Company pursuant to Section 4.5(g) of the Agreement of Limited Partnership of Cedar Shopping Centers Partnership, L.P., a Delaware limited partnership, dated as of June 25, 1998, as amended on October 9, 2003, July 26, 2004 and March 30, 2005 (the “OP Partnership Agreement”), concurrently with the issuance of the Shares and the Warrant to the Purchaser at the Closing will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or encumbrances, subject to any restrictions imposed by the Securities Act and applicable state securities laws.

2.5	SEC Documents; Financial Statements.
(a)

The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”). The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) within the two years preceding the date hereof (such documents, as they may be amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, each SEC Document complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document, and except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared from the books and records of the Company and its subsidiaries in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of its operations, cash flows and changes in stockholders’ equity for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(b)

Except (i) as set forth in the SEC Documents, (ii) for liabilities or obligations incurred in the ordinary course of business since June 30, 2009, and (iii) for mortgages placed on properties of the Company since June 30, 2009, copies of which have been provided to the Purchaser, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto.

(c)	None of the Company’s subsidiaries is, or has at any time within the two years preceding the date hereof been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.
2.6	No Violations.

None of the sale or issuance of the Shares or Warrant (or the issuance and delivery of the Warrant Shares), the execution and delivery by the Company of this Agreement and the Registration Rights Agreement, or the fulfillment by the Company of the terms set forth in this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement (including, without limitation, the granting by the Company to the Purchaser of the preemptive rights in Section 9.3 hereof), will (i) except as disclosed in writing to the Purchaser on October 21, 2009, violate, conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or both, would be a breach of or default under or violation of the Articles of Incorporation or By-laws or would be a breach of or default under or violation of, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, document, indenture, mortgage or other instrument or undertaking by which the Company or any of its subsidiaries is bound or to which any of its or their properties are subject, or would be a violation of any law, rule, administrative regulation, judgment, order or decree applicable to the Company or any of its subsidiaries, (ii) except as disclosed in writing to the Purchaser on October 21, 2009, require the consent of any person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Company or any of its subsidiaries is bound or to which any of its or their properties are subject, (iii) except as specifically contemplated by this Agreement, as required under the NYSE, as required under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and any applicable state securities laws, require the Company or any of its subsidiaries to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof, except as such consent, authorization or order has been obtained prior to the date hereof, except for approval of the NYSE or registration of the Shares and Warrant Shares as required under the Registration Rights Agreement, (iv) require the consent, approval or authorization of the stockholders of the Company under the rules and regulations of the NYSE, or (v) require any action under the terms of Subtitle 7 of Title 3 of the Maryland General Corporation Law (the “MGCL”) or Section 3-602 of the MGCL. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By- laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance or regulation of any governmental entity. All the properties and assets owned by the Company or any of its subsidiaries that are subject to the Joint Venture Purchase Agreement (as defined below) constitute exempt assets for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and Rules 802.2(h) and 802.5 thereunder, and, in connection with the contemplated joint venture involving the Operating Partnership and the Purchaser (the “Rapids JV”), the Company shall use its commercially reasonable efforts to cause the Rapids JV to use such properties and assets that are subject to the Joint Venture Purchase Agreement for investment or rental purposes only in compliance with the exemption provided by Rule 802.5 under the HSR Act.

2.7	Intellectual Property Rights.

The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, and to the knowledge of the Company, there is no claim, action or proceeding being made or brought against or being threatened against, the Company or its subsidiaries regarding trademarks, trade names, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.

2.8	Employee Relations.

Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened, in each case which would have a Material Adverse Effect. Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s or the Operating Partnership’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the knowledge of the Company threatened, (B) no strike, labor dispute, slowdown or stoppage is pending or, to the Company’s or the Operating Partnership’s knowledge, threatened against the Company or any of its subsidiaries, and (C) to the knowledge of the Company no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries; and (iii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there is no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

The Company and its subsidiaries are in compliance with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and are in compliance with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local labor laws, each as amended except in each case where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect.

2.9	Environmental Laws.

Except as disclosed in the SEC Documents, the Company and its subsidiaries (i) are in compliance with any and all material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to its or their use or control of the Owned Real Property and the Leased Real Property (as such terms are defined herein), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, in each case except where any noncompliance or non-receipt would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the SEC Documents or as would not, singly or in the aggregate, result in a Material Adverse Effect, there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries with respect to its or their use or control of the Owned Real Property and the Leased Real Property. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. To the knowledge of the Company, neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local government agency.

2.10	Title.

Except as disclosed in the SEC Documents, the Company, each of its subsidiaries and any joint ventures in which the Company or any of its subsidiaries owns an interest, as the case may be, has good and marketable fee title to all material real property and material tangible assets owned by it that are used or held for use in, or that are necessary to conduct its business as conducted on the date hereof (each an “Owned Real Property”), free and clear of any pledge, lien, security interest, encumbrance or claim (each of the foregoing a “Lien”), other than (a) Liens permitted under any of the loan and credit facilities disclosed in the SEC Documents, (b) Liens permitted under the terms hereof or any agreement executed and delivered in connection herewith, and (c) Liens that are not material to the business of the Company, and (d) mortgages placed on properties subsequent to the date of the latest SEC Document, copies of which have been provided to the Purchaser. Except as disclosed in the SEC Documents, (i) any material real property held under lease by the Company and its subsidiaries (each a “Leased Real Property”) are held by them under valid, subsisting and enforceable leases and (ii) no notice of default or termination thereunder is outstanding. Except as disclosed in the SEC Documents, each of the Owned Real Properties and Leased Real Properties complies with all applicable building, zoning, subdivision and other land use codes, laws and regulations, except for such failures to comply that would not in the aggregate have a Material Adverse Effect. Except as disclosed in the SEC Documents, the Company does not have any knowledge of any pending or threatened condemnation proceedings affecting the Owned Real Property, except such condemnation proceedings that would not have a Material Adverse Effect.

2.11	Insurance.

The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.12	Title Insurance.

Title insurance in favor of the Company and its subsidiaries, as the case may be, has been obtained with respect to each material property owned by any such entity in an amount at least equal to the cost of acquisition of such property, except where the failure to obtain such title insurance would not have a Material Adverse Effect.

2.13	REIT Status.

The Company qualifies as a real estate investment trust (including its organization and method of operations and those of its subsidiaries) for U.S. federal income tax purposes.

2.14	Regulatory Permits.

The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except in each instance which would not have a Material Adverse Effect.

2.15	Internal Accounting Controls.

The Company and each of its subsidiaries maintain an effective system of internal control over financial reporting.

2.16	No Material Adverse Breaches, etc.

Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect.

2.17	Absence of Litigation.

Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

2.18	Subsidiaries.

Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other material corporation, partnership, association or other business entity, except for those acquired or formed in the ordinary course of business since December 31, 2008. The outstanding equity interests of, or other ownership interests in, each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and, except as to subsidiaries that are partnerships or limited liability companies, nonassessable, and are owned by the Company, directly or indirectly, free and clear of any security interest, lien, encumbrance or claim, except for Joint Ventures listed on Schedule 2.32.

2.19	Tax Status.

Except as disclosed in the SEC Documents and subject to valid extensions, the Company and each of its subsidiaries has made or filed all material federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes by the Company or its subsidiaries in any material amount claimed to be due by the taxing authority of any jurisdiction.

2.20	Certain Transactions.

Except as disclosed in the SEC Documents or the recent leasing of additional office space at the Company’s executive offices, the particulars of which have been fully disclosed in writing to the Purchaser, none of the officers or directors of the Company is presently a party to any transaction with the Company which individually or in the aggregate would be material (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

2.21	Waiver of Ownership Limit.

The Board of Directors of the Company has waived the Ownership Limit (as defined in the Articles of Incorporation) to permit the Purchaser to acquire and hold an ownership position in the Company in an amount not to exceed 16% of the issued and outstanding Common Stock (provided, however, that the Purchaser shall not be in breach of the Ownership Limit if its percentage ownership increases above 16% solely as the result of the repurchase by the Company of its Common Stock), and such waiver is in full force and effect. A true and complete copy of such waiver has been delivered to the Purchaser prior to the execution hereof.

2.22	Absence of Manipulations.

The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to result in or constitute, the stabilization or manipulation of the price of any security of the Company or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

2.23	Investment Company.

Neither the Company nor any of its subsidiaries is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Company nor any of its subsidiaries, directly or indirectly, controlled by or acting on behalf of any person that is an “investment company” within the meaning of such act.

2.24	Disclosure Controls and Procedures.

The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) in accordance with the rules and regulations under the Sarbanes- Oxley Act, of 2002, the Securities Act and the Exchange Act.

2.25	Sarbanes-Oxley.

There is and has been no failure on the part of the Company or any of the officers and directors of the Company, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

2.26     Maryland Business Combination Act; Maryland Control Share Acquisition Act.

Pursuant to the Articles of Incorporation, Section 3-602 of the MGCL is inapplicable to any business combination between the Company and any other person. Pursuant to the Articles of Incorporation, Subtitle 7 of Title 3 of the MGCL is inapplicable to any acquisition of Control Shares (as defined in the MGCL) that is not prohibited by the terms of Article IV of the Articles of Incorporation. To the extent that any acquisition of shares of Common Stock by the Purchaser pursuant to this Agreement would constitute an acquisition of Control Shares, such acquisition has been exempted from Subtitle 7 of Title 3 of the MGCL pursuant to the waiver of the Ownership Limit referred to in Section 2.21 above.

2.27	Patriot Act.

No portion of the purchase price received by the Company hereunder will be used to further any action in violation or contravention of the U.S.A. Patriot Act or otherwise violate or contravene the rules, regulations or policies of the U.S. Office of Foreign Assets Control.

2.28	FCPA.

Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.29	Money Laundering Laws.

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency applicable to the Company or its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.30	Private Offering.

The Company has not issued, sold or offered, or solicited any offers to acquire, any security of the Company to or from any person under circumstances that would cause the sale of the Shares, the Warrant or the Warrant Shares as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act. Assuming the representations of Purchaser contained in Sections 3.4, 3.5, 3.6 and 3.7 are true and correct, the sale and delivery of the Shares, the Warrant and the Warrant Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

2.31	No Material Adverse Change.

Since June 30, 2009, there has not been any adverse change in the Company’s results of operations, assets, business or condition (financial or otherwise) that may reasonably be expected to result in a Material Adverse Effect.

2.32	Joint Ventures.

All of the joint ventures in which the Company or any subsidiary owns an interest of greater than 5.0% and that are currently conducting business (the “Joint Ventures”) are listed on Schedule 2.32 hereto. The Company’s (or subsidiary’s, as the case may be) ownership interest in such Joint Venture is as set forth on Schedule 2.32. To the knowledge of the Company and the Operating Partnership, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have a Material Adverse Effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company, as of the date hereof as follows and hereby acknowledges and confirms that the Company is relying upon such representations and warranties in connection with the issuance to the Purchaser of the Shares and the Warrant:

3.1	Due Organization.

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite power and authority to conduct its business as it is now being conducted and to own or lease the properties and assets it now owns or holds under lease.

3.2	Authorization.

The Purchaser has the full power and authority to enter into this Agreement and the Registration Rights Agreement and to perform all of its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser have been duly authorized by all necessary action. This Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

3.3	No Violations.

None of the purchase of the Shares or Warrant (or the issuance and delivery of the Warrant Shares), the execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser, nor the fulfillment by the Purchaser of the terms set forth in this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, will (i) violate, conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or both, would be a breach of or default under or violation of the organizational documents of the Purchaser or would be a breach of or default under or violation of any agreement, document, indenture, mortgage or other instrument or undertaking by which the Purchaser or any of its affiliates (as such term is defined in Rule 12b-2 of Regulation 12b under the Exchange Act) is bound or to which any of its or their properties are subject, or would be a violation of any law, rule, administrative regulation, judgment, order or decree applicable to the Purchaser or any of its affiliates, (ii) require the consent of any person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Purchaser or any of its affiliates is bound or to which any of its or their properties are subject, or (iii) except as specifically contemplated by this Agreement or as required under the Securities Act, require the Purchaser or any of its affiliates to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof, except as such consent, authorization or order has been obtained prior to the date hereof.

3.4	Investment Intent.

The Purchaser is acquiring the Shares and Warrant (and Warrant Shares) for its own account, for investment purposes only, and not with a view to, or in connection with, any resale or other distribution thereof in violation of any of the registration requirements of the Securities Act. Other than the Shares to be acquired on the Closing Date pursuant hereto, the Purchaser does not beneficially own any shares of Common Stock of the Company.

3.5	No Registration under Federal or State Securities Laws.

The Purchaser acknowledges that the Shares, Warrant and Warrant Shares have not been registered under the Securities Act or the securities laws of any state by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Company’s reliance on such exemptions is predicated on the accuracy and completeness of the Purchaser’s representations, warranties, acknowledgments and agreements herein. Accordingly, the Shares, Warrant and Warrant Shares may not be offered, sold, transferred, pledged or otherwise disposed of by the Purchaser without an effective registration statement under the Securities Act and any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from registration. The Purchaser understands that the Shares, Warrant and Warrant Shares will bear a legend substantially to the effect of the following:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Act and under any applicable state securities laws, receipt of a no-action letter issued by the Securities and Exchange Commission (together with either registration or an exemption under applicable state securities laws) or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from registration under the Act and applicable state securities laws.”

and that the Company will instruct its transfer agent to place a stop order against the transfer of the certificates representing the Shares and Warrant Shares and refuse to effect any transfers thereof in the absence of satisfying the conditions contained in the foregoing legend.

3.6	Investment Experience.

The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of its investment in the Company and of protecting its own interests in connection therewith. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

3.7	Investment Risks.

The Purchaser acknowledges that an investment in the Company involves substantial risks. The Purchaser is able to bear the economic risk of its investment for an indefinite period of time.

3.8	Commissions.

The Purchaser has not paid or given any commission or other remuneration in connection with the purchase of the Shares, other than the payment of fees to RBC Capital Markets in connection with advisory services provided by it to the Purchaser and its affiliates in connection with the transactions contemplated by this Agreement.

3.9	Tax Representations.

Capitalized terms used in this Section 3.9 but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Articles of Incorporation of the Company.

(a)

No “individual” who Beneficially Owns for Tax Purposes any of the outstanding Common Stock of the Company held by the Purchaser does or will Beneficially Own for Tax Purposes in the aggregate more than 9.9% of the value of the outstanding Common Stock of the Company by reason of (i) a direct or indirect ownership interest in the Purchaser (or any direct or indirect member or owner thereof) and/or (ii) a direct or indirect interest in the Company. The determination by the Purchaser of the number in clause (ii) of the preceding sentence is or will be based solely on information disclosed in writing to the Purchaser by either the Company or a shareholder of Purchaser (or a direct or indirect member or owner thereof).

(b)

Neither the Purchaser nor any person on behalf of whom the Purchaser owns Common Stock will actually own or Constructively Own an interest in a tenant of the Company (or a tenant of an entity owned or controlled by the Company) that would cause the Company to Constructively Own in the aggregate more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”)) in such tenant.

(c)	No person or entity owns more than fifty percent of the equity interest in RioCan.
(d)

For purposes of these tax representations, “individual” has the same meaning provided in Section 542(a)(2) of the Code, “Beneficially Owns for Tax Purposes” means direct, indirect, or constructive ownership through the application of Section 544 of the Code, as modified by Section 856(h)(1) of the Code, and “Constructively Own” means direct, indirect, or constructive ownership through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

(e)

The Purchaser agrees that any violation or attempted violation of the representations (i) set forth in Section 3.9(a) solely by reason of an ownership interest described in clause (i) thereof, or (ii) if such violation or attempted violation causes or would cause the Company to lose its status as a real estate investment trust for U.S. federal income tax purposes, set forth in any other provision of Section 3.9, will result in all or a portion of the shares of Common Stock of the Company owned by the Purchaser being automatically transferred to a Charitable Trust in accordance with Section B (4)(c)(i) of Article IV of the Articles of Incorporation

(f)

The Purchaser expressly permits the Company and Stroock & Stroock & Lavan LLP, as counsel to the Company, to rely on the representations set forth in this Section 3.9 as if the Purchaser made such representations directly to both the Company and Stroock & Stroock & Lavan LLP.

(g)

The Purchaser agrees and acknowledges that the continued truth and accuracy of the representations set forth in this Section 3.9 is a condition precedent to the validity and effectiveness of the waiver of the ownership limit granted in connection herewith and that the Purchaser will, upon request by the Company, promptly deliver written confirmation of such representations

3.10	Financial Resources.

The Purchaser has sufficient funding, and will have sufficient funds available at the Closing, to enable it to purchase the Shares on the terms hereof and to undertake the agreements and obligations contemplated by this Agreement.

3.11	Opportunity for Independent Investigation.

Except for the representations and warranties made by the Company in Article II, the Purchaser is relying on its own investigation of the Company in making its decision to execute this Agreement and to purchase the Shares. The Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company, which investigation, review and analysis was conducted by or on behalf of the Purchaser. In entering into this Agreement, the Purchaser acknowledges that it has relied solely upon such investigation, review and analysis and not on any factual representations of the Company, other than the specific representations and warranties of the Company set forth in Article II. Except as provided in Section 7.1, nothing in this Section 3.11 shall diminish or limit in any manner the effect of the representations and warranties of the Company set forth in Article II or the indemnity of the Company provided in Article VI.

3.12	HSR Act.

In connection with its participation in the Rapids JV, the Purchaser shall use its commercially reasonable efforts to cause the Rapids JV to use the properties and assets that are subject to the Joint Venture Purchase Agreement for investment or rental purposes only in compliance with the exemption provided by Rule 802.5 under the HSR Act.

ARTICLE IV

CLOSING DATE

4.1	Closing Date.

The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 at 10:00 a.m. on the second business day after the satisfaction or waiver of the conditions contained in Article VII and Article VIII, except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the party entitled to waive such conditions (the “Closing Date”) or at such other time, place or date as the parties may mutually agree. At the Closing, (i) the Purchaser shall deliver to the Company the purchase price as set forth in Section 1.2, (ii) the Company shall deliver to the Purchaser the Shares and the Warrant and (iii) the Purchaser and the Company shall execute and deliver the Registration Rights Agreement and the Joint Venture Purchase Agreement.

ARTICLE V

COVENANTS

5.1	Completion of Transaction.
(a)

The Company covenants and agrees with the Purchaser to perform all obligations required to be performed by the Company under this Agreement, and to use commercially reasonable efforts to do such acts and things as may be necessary in order to complete the transactions contemplated by this Agreement as soon as reasonably practicable following the satisfaction of the conditions thereto, including taking or causing to be taken all commercially reasonable steps necessary to satisfy the conditions set forth in Article VII.

(b)

The Purchaser covenants and agrees with the Company to perform all obligations required to be performed by the Purchaser under this Agreement, and to use commercially reasonable efforts to do such acts and things as may be necessary in order to complete the transactions contemplated by this Agreement as soon as reasonably practicable following the satisfaction of the conditions thereto, including taking or causing to be taken all commercially reasonable steps necessary to satisfy the conditions set forth in Article VIII.

5.2	NYSE Approval.

Within two business days following the date hereof, the Company shall file with the NYSE a supplemental listing application with respect to the Shares and the Warrant Shares, and the Company shall use commercially reasonable efforts to cause the listing of the Shares and Warrant Shares to be approved by the NYSE, subject to official notice of issuance.

5.3	RioCan Guarantee.

RioCan shall unconditionally and irrevocably guarantee the due and punctual payment and performance by the Purchaser of all of its covenants, agreements and obligations under this Agreement pursuant to the Guaranty.

ARTICLE VI

INDEMNIFICATION

6.1	Indemnity.

The Company and the Operating Partnership agree, jointly and severally, to indemnify, release, defend and hold harmless the Purchaser and its affiliates, nominees, successors and agents and the respective directors, trustees, officers, agents and employees of each of the foregoing (the “Indemnified Parties”) from and against all losses, claims, damages, liabilities, penalties, fines, judgments, suits, awards, sanctions, fees, whatsoever or other costs or expenses to which an Indemnified Party may become subject, other than those relating to such Indemnified Party’s fraud, willful misconduct or gross negligence or such Indemnified Party’s breach of, default under or non-compliance in any material respect with any material representation, warranty, term, condition or covenant of this Agreement, which arise out of or relate to or result from, directly or indirectly, any breach or default of or under any representation, warranty, covenant or agreement of the Company or the Operating Partnership contained herein. In addition to the foregoing, the Company and the Operating Partnership agree, jointly and severally, to reimburse each Indemnified Party for all reasonable legal or other expense incurred in connection with investigating, defending or participating in any action or other proceeding relating to any such losses or liabilities (whether or not such Indemnified Party is a party to such action or proceeding).

6.2	Indemnity by the Purchaser.

The Purchaser agrees to indemnify, release, defend and hold harmless the Company and its subsidiaries, affiliates, nominees, successors and agents and the respective directors, trustees, officers, agents and employees of each of the foregoing (the “Company Indemnified Parties”) from and against all losses, claims, damages, liabilities, penalties, fines, judgments, suits, awards, sanctions, fees whatsoever or other costs or expenses to which a Company Indemnified Party may become subject, other than those relating to such Company Indemnified Party’s fraud, willful misconduct or gross negligence or such Company Indemnified Party’s breach of, default under or non compliance in any material respect with any material representation, warranty, term, condition or covenant of this Agreement, which arise out of or relate to or result from, directly or indirectly, any breach or default of or under any representation, warranty, covenant or agreement of the Purchaser contained herein. In addition to the foregoing, the Purchaser agrees to reimburse each Company Indemnified Party for all reasonable legal or other expense incurred in connection with investigating, defending or participating in any action or other proceeding relating to any such losses or liabilities (whether or not such Company Indemnified Party is a party to such action or proceeding).

6.3	Limitations on Indemnification.
(a)	No claim for indemnification may be made with respect to a representation and warranty after the expiration of 18 months from the Closing Date.
(b)

Except for fraud, willful misconduct or gross negligence, neither the Company nor the Operating Partnership shall under any circumstances be liable to the Purchaser for consequential, incidental or punitive damages, including damages for lost profits or other speculative damages.

(c)

This Article VI shall be the exclusive remedy of the parties hereto following the Closing for any losses arising out of any misrepresentation or breach of the representations or warranties of the parties contained in this Agreement, except for fraud, willful misconduct or gross negligence. In furtherance of the foregoing, each of the parties hereto hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the other party hereto, arising under or based upon any law, other than the right to seek indemnity pursuant to this Article VI or as provided in the following sentence. The parties acknowledge that the failure to comply with a covenant or obligation contained in this Agreement may give rise to an irreparable injury to a party inadequately compensable in damages. Accordingly, a party may seek to enforce the performance of this Agreement by injunction or specific performance upon application to a court of competent jurisdiction.

ARTICLE VII

CLOSING CONDITIONS OF PURCHASER

The obligations of the Purchaser under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part by the Purchaser:

7.1	Representations and Warranties.

The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date, except to the extent that any such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct on such specific date. If prior to the Closing Date the Purchaser becomes aware of the breach of or inaccuracy in any representation or warranty made by the Company in this Agreement, then the Purchaser (a) shall promptly notify the Company thereof and (b) if the Purchaser elects to consummate this Agreement, will release the Company from any liability for any loss or damage which may be sustained by reason of such breach or inaccuracy.

7.2	Covenants.

The Company will have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or before the Closing Date.

7.3	Director.

Rags Davloor, as the initial designee of the Purchaser, shall have been appointed as a director of the Company as provided in Section 9.1.

7.4	Litigation.

No action, suit or proceeding shall have been instituted by or before any court or governmental body or instituted or threatened by any governmental agency or body to restrain or prevent the carrying out of the transactions contemplated hereby.

7.5	Registration Rights Agreement.

The Company shall have executed and delivered the Registration Rights Agreement.

7.6	Certificates.

The Purchaser shall have received a stock certificate representing the Shares purchased by the Purchaser, plus the Warrant.

7.7	Joint Venture.

The Operating Partnership, or one or more subsidiaries of the Operating Partnership, as the case may be, shall have executed and delivered the purchase and sale agreement between the Operating Partnership and the Purchaser providing for the purchase by the Purchaser of a direct or indirect 80% interest from the Operating Partnership, or one or more subsidiaries of the Operating Partnership, as the case may be, of seven existing properties in the form attached hereto as Exhibit D (the “Joint Venture Purchase Agreement”).

7.8	NYSE Matters.

The NYSE shall have approved the listing of the Shares and the Warrant Shares, subject to official notice of issuance. The Common Stock (other than the Shares and the Warrant Shares) shall be quoted on the NYSE, and the Company shall not have received any notice threatening the continued listing of the Common Stock on the NYSE or notice that the issuance of the Shares, the Warrant or the Warrant Shares will violate the shareholder approval requirements of the NYSE.

7.9	Credit Facility.

The Company shall have used its commercially reasonable efforts to obtain commitments to renew its Loan Agreement dated January 30, 2004, as amended, in an amount that would not be less than $196,000,000.

7.10	Opinions of Counsel.

The Purchaser shall have received opinion letters from Stroock & Stroock & Lavan LLP in the forms of Schedules A and B attached hereto.

ARTICLE VIII

CLOSING CONDITIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part by the Company:

8.1	Representations and Warranties.

The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date.

8.2	Covenants.

The Purchaser will have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser on or before the Closing Date.

8.3	Litigation.

No action, suit or proceeding shall have been instituted by or before any court or governmental body or instituted or threatened by any governmental agency or body to restrain or prevent the carrying out of the transactions contemplated hereby.

8.4	NYSE Approval.

The NYSE shall have approved the listing of the Shares and the Warrant Shares, subject to official notice of issuance.

8.5	Joint Venture.

The Purchaser shall have executed and delivered the Joint Venture Purchase Agreement.

8.6	Purchase Price.

The Company shall have received the purchase price payable by the Purchaser as provided in Section 1.2.

8.7	Registration Rights Agreement.

The Purchaser shall have executed and delivered the Registration Rights Agreement.

8.8	Guaranty.

The Guaranty shall remain in full force and effect.

ARTICLE IX

POST CLOSING COVENANTS

9.1	Directors.

Commencing on the Closing Date and as long as the Purchaser and its affiliates continue to beneficially own more than 9.9% of the outstanding Common Stock of the Company, the Company shall use its commercially reasonable efforts to have its Board of Directors include a designee of the Purchaser, such designee to be either a senior management officer or a member of the board of trustees of RioCan and who initially shall be Rags Davloor. Without limiting the generality of the foregoing, the Company shall nominate a designee of the Purchaser and solicit proxies for the election or re-election, as the case may be, of such designee to the Board of Directors of the Company at each subsequent annual meeting of the Company or other election of directors. In the event of the death or resignation of the Purchaser’s designee (or the rejection of such designee by the Company’s Board of Directors), the Purchaser shall be entitled to designate a substitute senior management officer or member of the board of trustees of RioCan to serve as the Purchaser’s designee on the Company’s Board of Directors. Any such designee of the Purchaser must be approved by the Board of Directors of the Company, acting reasonably and in good faith; provided that in the event the Board of Directors rejects a designee put forward by the Purchaser, it shall provide a written summary of its good faith reasons for just such rejection to the Purchaser. Such designee shall not be deemed independent under the rules of the NYSE. Such designee shall be entitled to receive all written materials furnished to each committee of the Board of Directors of the Company and to attend as an observer all such committee meetings.

9.2	Reservation of Common Stock.

The Company shall reserve and keep available out of its authorized but unissued Common Stock the number of shares of Common Stock required for issuance upon exercise of the Warrant, including any additional shares of Common Stock that may become so issuable by reason of the operation of the anti-dilution provisions of the Warrant.

9.3	Preemptive Rights.
(a)

The Company agrees that it will not offer or sell any New Securities (as defined herein) unless it first offers to the Purchaser the right to purchase a portion of such New Securities in accordance with, and subject to, the provisions of this Section 9.3. If the Company proposes to sell any New Securities, other than pursuant to a Non-Eligible Public Offering (as defined herein), then the Company shall provide the Purchaser with written notice of the terms or proposed terms for the sale of the New Securities (the “Notice”). If the Purchaser wishes to purchase New Securities pursuant to the Notice, it shall notify the Company by written notice within five business days after the Notice is delivered how many of such New Securities it desires to purchase. The Purchaser shall be entitled to purchase up to a number of New Securities equal to its pro rata percentage ownership of the Company on the Closing Date, calculated on a fully diluted basis (the “Percentage Interest”). If the Purchaser does not elect to purchase all of its Percentage Interest, the Company shall have the right to complete the sale of any New Securities offered to but not purchased by the Purchaser upon terms no less favorable to the Company than those specified in the Notice. The Purchaser shall not have any preemptive rights with respect to any New Securities sold by the Company in a Public Offering (as defined herein) unless in such Public Offering (i) the New Securities are anticipated to be priced at more than a 10% discount to the volume weighted average closing market price of the Common Stock on the NYSE during the three – trading day period immediately prior to the date of the Notice, based on the indicative range advised by the underwriters of such Public Offering or (ii) the Company sells more than 20% of its outstanding Common Stock in a Public Offering (any Public Offering other than a Public Offering described in (i) or (ii) above, a “Non-Eligible Public Offering”). In either of such events, the Purchaser shall have the right to subscribe for up to its Percentage Interest; provided, however, that it must exercise this right prior to the anticipated pricing of such Public Offering. The Company agrees to provide written notice to the Purchaser of a Public Offering in which the Purchaser has preemptive rights as promptly as practicable under the circumstances, and in any event prior to the pricing of such Public Offering.

(b)

The closing of the purchase of New Securities by the Purchaser pursuant to this Section 9.3 shall occur concurrently with the closing of the sale of the New Securities and at the same place as such sale or at such other time and place as the Company and the Purchaser may mutually determine. At such closing, the Company shall deliver to the Purchaser the certificates representing such New Securities, free and clear of all liens and encumbrances caused or created by the Company, and the Purchaser shall pay to the Company the purchase price for such New Securities by wire transfer of funds to the account and depository designated by the Company.

(c)

The preemptive rights set forth in this Section 9.3 shall terminate and be of no further force or effect if the Purchaser owns less than 9.9% of the outstanding Common Stock of the Company for more than 60 consecutive days following the earlier of (i) the Purchaser’s receipt of written notice from the Company that the Shares held by the Purchaser and its affiliates at such time represent less than 9.9% of the outstanding Common Stock, and (ii) the public disclosure by the Company of its outstanding share data demonstrating that the Shares held by the Purchaser and its affiliates at such time represent less than 9.9% of the outstanding Common Stock; provided, however, that the 60-consecutive day period requirement shall only apply if the Purchaser owns less than 9.9% of the outstanding Common Stock as the result of (x) a Non-Eligible Public Offering or (y) any of the events described in clauses (i) through (iii) of the definition of New Securities and provided further that if, as a result of restrictions imposed under applicable United States securities laws (it being understood that a requirement to disgorge profits under Section 16(b) of the Exchange Act shall not be deemed or construed to prevent the acquisition by the Purchaser of additional shares of Common Stock for purposes of this proviso), the Company’s Code of Business Conduct and Ethics or otherwise imposed by the Company, the Purchaser is prevented from acquiring additional shares of Common Stock during the 60-consecutive day period referred to above, such period shall be extended by that number of days equal to the number of days during such 60-day period the Purchaser was prevented from acquiring additional shares, with such extension to start on the trading day following the later of (i) the last day of such 60-day period and (ii) the last day that such trading restrictions are applicable to the Purchaser.

(d)	The Purchaser shall be entitled to assign its rights under this Section 9.3 to an affiliate of the Purchaser.
(e)

“New Securities” means shares of Common Stock of the Company, or any securities that are convertible into or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock of the Company, except for the following: (i) the issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock plan or arrangement adopted by the Company, (ii) the issuance of securities by the Company in connection with an acquisition, merger, joint venture, or sale or purchase of assets, (iii) any Common Stock issuable upon the redemption of outstanding Units in the Operating Partnership, or (iv) Warrant Shares.

(f)

“Public Offering” means a distribution of New Securities in an underwritten public offering pursuant to a registration statement filed with and declared effective by the SEC pursuant to the Securities Act.

9.4	Hold Period.

The Purchaser agrees that without the prior written consent of the Company, which consent shall not be unreasonably withheld, it will not be permitted to sell, assign, transfer, encumber, pledge or otherwise dispose of (collectively, a “Transfer”) any Shares, the Warrant or the Warrant Shares for a period of one year after the Closing Date other than (i) to one or more affiliates of the Purchaser, or (ii) pursuant to a tender or exchange offer for the Common Stock. Thereafter, subject to compliance with applicable federal and state securities laws no other restrictions on Transfer shall apply except that the Purchaser shall provide to the Company at least 30 days’ notice of its intent to Transfer any Shares, Warrant or Warrant Shares (other than any Transfer through the facilities of the NYSE (for which no prior notice shall be required). The obligation not to Transfer for a period of one year after the Closing Date shall not apply to any New Securities acquired by the Purchaser pursuant to Section 9.3 or Section 9.6(c).

9.5	Tax Representations.

For so long as the Purchaser and its affiliates own Shares representing at least 9.9% of the outstanding Common Stock, the Purchaser will use its reasonable commercial efforts to perform a periodic review to ascertain that the tax representations contained in Section 3.9 of this Agreement remain accurate and immediately will notify the Company upon determining that any of such tax representations is no longer true and correct or if it becomes aware of facts that it reasonably expects will cause any of the tax representations contained in Section 3.9 to no longer be true and correct.

9.6	Restrictions on Certain Actions.
(a)

For a period ending on the third anniversary of the Closing Date, except as provided in Section 9.3, Section 9.6(b) or Section (c), the Purchaser, without the prior consent of the Board of Directors of the Company (excluding the director designated by the Purchaser), will not, nor will it permit any affiliate of the Purchaser to:

(i)

acquire (other than through a stock split, stock dividend, reorganization, recapitalization, merger, consolidation or other distribution made to holders of Common Stock of the Company), directly or indirectly or in conjunction with or through any other person, by purchase or otherwise, beneficial ownership of any additional Shares or any other securities of the Company (the “Securities”);

(ii)

directly or indirectly or through any other person, solicit proxies with respect to Securities under any circumstances or become a “participant” in any “election contest” relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act); provided that the foregoing shall not be deemed to prohibit (a) Purchaser from voting (or casting a written consent solicited by the Company) regarding its shares of Common Stock in the manner it deems appropriate or (b) Purchaser’s designee on the Board of Directors of the Company from participating in board deliberations, subject to compliance with the Company’s governing documents;

(iii)	deposit any Securities in a voting trust, or subject any Securities to a voting or similar agreement;
(iv)

directly or indirectly or through or in conjunction with any other person, engage in a tender or exchange offer for Securities made by any other person or entity without the prior approval of the Company, or engage in any proxy solicitation or any other activity with any other person or entity relating to the Company without the prior approval of the Company; or

(v)

take any action alone or in concert with any other person to acquire or change the control of the Company or, directly or indirectly, participate in, or encourage the formation of, any group seeking to obtain or take control of the Company.

(b)

Notwithstanding the provisions of Section 9.6(a), the Purchaser shall be permitted to acquire additional shares of Common Stock in the open market in an amount sufficient so as to maintain its Percentage Interest if the Shares owned by it and its affiliates come to represent less than its Percentage Interest as a result of (i) the issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock plan or arrangement adopted by the Company, (ii) the issuance of securities by the Company in connection with an acquisition, merger, joint venture, or sale or purchase of assets, (iii) any Common Stock issuable upon the redemption of outstanding Units in the Operating Partnership, or (iv) a Non Eligible Public Offering; provided, however, that notwithstanding anything to the contrary contained in this Agreement, if at any time or from time to time the Purchaser does not elect to purchase its Percentage Interest of New Securities as provided in Section 9.3, then the Percentage Interest shall automatically be reduced each such time to be calculated on a fully diluted basis at the time of each closing of the sale of New Securities.

(c)

Notwithstanding the provisions of subsection (a) of this Section 9.6 in the event that a public tender offer is made for the Company and not withdrawn or in the event that the Board of Directors of the Company announces (i) a recommended sale or merger transaction or (ii) a process to solicit proposals to acquire or merge with the Company, then the restrictions contained in Section 9.6(a) shall no longer apply and the Purchaser will not be contractually restricted in any way from acquiring additional securities of the Company or making an offer to acquire the Company or taking any other actions that would otherwise be prohibited under Section 9.6(a). Notwithstanding anything to the contrary in this Section 9.6, nothing shall prevent the Purchaser from making a confidential proposal to the Board of Directors of the Company relating to an offer for the Company’s Securities or assets or another business combination or strategic transaction involving the Purchaser (or an affiliate of the Purchaser) and the Company.

9.7	NYSE Matters.

The Company will use its commercially reasonable efforts to (i) cause the Common Stock, including the Shares and the Warrant Shares, to continue to be listed on the NYSE, subject to, in the case of Shares and Warrant Shares, official notice of issuance and (ii) cause the Common Stock (other than the Shares and the Warrant Shares) to be quoted on the NYSE.

9.8	Filings.

The Company shall file with the SEC on a timely basis a report on Form 8-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement. The Company shall timely file with the NYSE all other documents and notices required by the NYSE of companies that have or will have issued securities that are traded on the NYSE. The Purchaser shall file with the SEC on a timely basis a Schedule 13D and Form 3 and such amendments or other appropriate forms as determined by counsel to the Purchaser, relating to the transactions contemplated by this Agreement.

9.9	Investment Company Act.

The Company shall use its commercially reasonable efforts to conduct its affairs, and shall use its commercially reasonable efforts to cause the affairs of its subsidiaries to be conducted, in such a manner so as to reasonably ensure that neither the Company nor any of its subsidiaries will be or become an “investment company,” as such term is defined in the Investment Company Act.

9.10	Securities Act and Exchange Act.

Each of the Company and the Purchaser shall use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force.

9.11	Sarbanes-Oxley Act.

The Company shall use its commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes- Oxley Act of 2002.

9.12	Credit Facility.

The Company shall use its commercially reasonable efforts to obtain commitments to renew its Loan Agreement dated January 30, 2004, as amended, in an amount that would not be less than $196,000,000.

9.13	Contribution of Net Proceeds to Operating Partnership

Immediately following the Closing, the Company shall contribute to the Operating Partnership the net proceeds received by the Company from the issuance of the Shares and the Warrant in consideration for the issuance of the OP Units and the OP Warrant to the Company pursuant to Section 4.5(g) of the OP Partnership Agreement.

ARTICLE X

MISCELLANEOUS

10.1	Entire Understanding.

This Agreement, the exhibits attached hereto and the confidentiality agreement dated September 25, 2009 between the Company and RioCan (the “Confidentiality Agreement”) state the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. The Confidentiality Agreement shall remain in full force and effect in accordance with its terms notwithstanding the execution of this Agreement; provided that the provisions of Section 9.6 of this Agreement shall govern the parties from and after the Closing Date and the 24--month standstill described in the Confidentiality Agreement shall terminate and be of no further force or effect from and after such time. This Agreement may not be amended, modified or waived except by an instrument in writing signed by each of the parties hereto.

10.2	Parties in Interest.

This Agreement shall bind, benefit, and be enforceable by and against each party hereto and its successors and permitted assigns; provided, however, that neither party may assign this Agreement without the prior consent of the other party. Nothing in this Agreement shall confer any rights or liabilities upon any person or entity that is not a party to this Agreement, except as expressly provided herein.

10.3	Severability.

If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

10.4	Section Headings.

Article and Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

10.5	Inclusion.

Where the words “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

10.6	Brokers.

The Company represents and warrants to the Purchaser that no brokerage commission or finder’s fees have been incurred by the Company in connection with the sale of the Shares and Warrant to the Purchaser, except for the engagement by the Company of Goldman, Sachs & Co.

10.7	Counterparts.

This Agreement may be executed simultaneously in several counterparts and by facsimile, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

10.8	Notices.

All notices hereunder shall be in writing and shall be deemed to have been given at the time when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service, or three days after mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

To the Company or the Operating Partnership:

Cedar Shopping Centers, Inc.

44 South Bayles Avenue

Port Washington, New York 11050

Attention: Leo S. Ullman

Fax No. 516-767-6497

-with a copy to-

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Attention: Martin H. Neidell

Fax No. 212-806-7836

To Purchaser or RioCan:

RioCan Real Estate Investment Trust

RioCan Yonge Eglinton Centre

2300 Yonge Street, Suite 500,

PO Box 2386

Toronto, Ontario M4P 1E4

Attention: Rags Davloor

Fax No. 416 866-3020

-with a copy to-

(before December 19, 2009)

Goodmans LLP

250 Yonge Street, Suite 2400

Toronto, Ontario M5B 2M6

(on and after December 19, 2009)

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Attention: David Matlow

Fax No. 416 979-1234

provided, however, that any notice of change of address shall be effective only upon receipt.

10.9	Survival of Representations.

All representations, warranties and covenants contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing Date, but, in the case of such representations and warranties, shall terminate and be of no further force or effect 18 months after the Closing Date.

10.10	Officers and Trustees of RioCan.

The Company and the Operating Partnership each acknowledge that this Agreement shall be conclusively taken to have been executed by, or by officers of RioCan on behalf of, the trustees of RioCan only in their capacity as trustees of RioCan. The Company and the Operating Partnership each hereby disavow any liability upon and waive any claim against holders of units of RioCan and annuitants under plans of which holders of units of RioCan act as trustee or carrier and the obligations created hereunder are not personally binding upon, nor shall resort be had to, nor shall recourse or satisfaction be sought from, the private property of any trustee or officer of RioCan or any holder of units of RioCan or annuitant, but the property of RioCan from time to time or a specific portion thereof only shall be bound. It is agreed that the benefit of this provision is restricted to the trustees and officers of RioCan, each holder of units issued by RioCan and annuitants and, solely for that purpose, the undersigned signing officers of RioCan have entered into this provision as agent and trustee for and on behalf of the trustees of RioCan, each holder of units of RioCan and each annuitant.

10.11	Specific Performance.

Without limiting or waiving any rights or remedies of either of the parties hereto, the parties hereto agree that irreparable damage would occur in the event any provisions of this Agreement were not performed by the parties in accordance with the terms hereof and that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to seek specific performance of the obligations of the other party under this Agreement in any court of the United States or the State of New York having jurisdiction as agreed to in Section 10.15, this being in addition to any other remedy to which they are entitled at law or in equity.

10.12	Waiver of Jury Trial.

Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

10.13	Mutual Drafting; Expenses; Press Release.

Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of negotiations among the parties. Each party to this Agreement shall pay its own expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereunder, including the fees of any attorneys, accountants or others engaged by such party. Each of the Company and the Purchaser shall consult with each other before issuing, and shall provide each other a reasonable opportunity to review and comment on, any press release with respect to this Agreement and the transactions contemplated hereby, and shall not issue any press release without the prior approval of the other party, except as may be required by applicable law, in which case the party required to make the release shall use its reasonable best efforts to allow the other party a reasonable time to approve such release in advance of issuing such release.

10.14	Dollar Amounts.

All references to $ or dollars in this Agreement shall be to U.S. dollars.

10.15	Controlling Law.

THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. ANY DISPUTES OR CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED OR DOCUMENTS REQUIRED HEREBY SHALL BE SUBMITTED TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE AND CITY OF NEW YORK SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND APPROPRIATE APPELLATE COURTS THEREFROM. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THIS CONSENT TO JURISDICTION IS BEING GIVEN SOLELY FOR PURPOSES OF THIS AGREEMENT AND IS NOT INTENDED TO, AND SHALL NOT, CONFER CONSENT TO JURISDICTION WITH RESPECT TO ANY OTHER DISPUTE IN WHICH A PARTY TO THIS AGREEMENT MAY BECOME INVOLVED. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO PROCESS BEING SERVED BY ANY PARTY TO THIS AGREEMENT IN ANY SUIT, ACTION, OR PROCEEDING OF THE NATURE SPECIFIED IN THIS SECTION 10.15 BY PROVIDING A COPY THEREOF IN THE MANNER SPECIFIED BY THE PROVISIONS OF SECTION 10.8.

IN WITNESS WHEREOF, the Purchaser, RioCan, the Company and the Operating Partnership have executed this Agreement as of the date first written above.

RioCan Holdings USA Inc.
By:	/s/
Name:
Title:

RioCan Real Estate Investment Trust
By:	/s/
Name:
Title:

Cedar Shopping Centers, Inc.
By:	/s/
Name:
Title:

Cedar Shopping Centers Partnership L.P. By: Cedar Shopping Centers Inc., its general partner
By:	/s/
Name:
Title:

Exhibit A

GUARANTY

This Guaranty is given this _____ day of October, 2009, by RioCan Real Estate Investment Trust, an unincorporated closed end trust constituted in accordance with the laws of the Province of Ontario (the “Guarantor”), in favor of Cedar Shopping Centers, Inc., a Maryland corporation, and Cedar Shopping Centers Partnership, L.P., a Delaware limited partnership (collectively “Cedar”).

WHEREAS, pursuant to a securities purchase agreement dated the date hereof (the “Agreement”), a direct or indirect wholly-owned subsidiary of the Guarantor (the “Purchaser”) will be acquiring shares of common stock and warrants to purchase common stock of Cedar Shopping Centers, Inc.;

WHEREAS, the Guarantor is the direct or indirect sole stockholder of the Purchaser and expects to derive a financial advantage from this Guaranty; and

WHEREAS, in order to induce Cedar to enter into the Agreement with Purchaser, the Guarantor has agreed to give this Guaranty in favor of Cedar.

NOW, THEREFORE, FOR VALUE RECEIVED, THIS GUARANTY WITNESSETH as follows:

1.         The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the due performance and prompt payment in full of any and all existing and future obligations of any and all kinds of the Purchaser to Cedar arising out of or in connection with the Agreement. If any term, condition or provision of the Agreement or the application thereof to any party or circumstance shall be ruled invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of any term, condition or provision of this Guaranty shall not in any manner be affected or impaired.

2.         The liability of the Guarantor under this Guaranty is an absolute, primary, direct, present and unconditional guaranty of payment and performance and may be enforced without Cedar first attempting to collect from or without Cedar first resorting to any rights or remedies Cedar may have against the Purchaser or any other person or entity.

3.         The Guarantor hereby acknowledges that no release or extinguishment of the Purchaser’s obligations or liabilities (other than in accordance with the terms of the Agreement or otherwise with the written agreement of Cedar), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this Guaranty.

4.         The Guarantor hereby consents to all of the terms and provisions of the Agreement as the same may be from time to time hereafter amended or changed, and waives and agrees not to assert as a defense in any action upon this Guaranty (a) notice of any amendment, modification or change in any term, condition or provision of the Agreement; (b) notice of any default under the Agreement; (c) demand for performance or observance of, and any enforcement of any term, condition or provision of, or any pursuit or exhaustion of any rights or remedies against Purchaser; and (d) to the extent it may lawfully do so, any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and any defense of any kind which it may now or hereafter have with respect to this Guaranty or the Agreement, except to the extent any such defense is available to Purchaser.

5.         No failure on the part of Cedar to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver under this Guaranty, nor shall any single or partial exercise by Cedar of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

6.         The Guaranty herein contained shall be a continuing guaranty and shall remain in full force until all of the obligations of the Purchaser under the Agreement shall have been satisfied in full.

7.         This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of Cedar, its successors and assigns.

8.         Cedar acknowledges that this letter agreement shall be conclusively taken to have been executed by, or by officers of the Guarantor on behalf of, the trustees of the Guarantor only in their capacity as trustees of the Guarantor. Cedar hereby disavows any liability upon and waive any claim against holders of units of the Guarantor and annuitants under plans of which holders of units of the Guarantor act as trustee or carrier and the obligations created hereunder are not personally binding upon, nor shall resort be had to, nor shall recourse or satisfaction be sought from, the private property of any trustee or officer of the Guarantor or any holder of units of the Guarantor or annuitant, but the property of the Guarantor from time to time or a specific portion thereof only shall be bound. It is agreed that the benefit of this provision is restricted to the trustees and officers of the Guarantor, each holder of units issued by the Guarantor and annuitants and, solely for that purpose, the undersigned signing officers of the Guarantor have entered into this provision as agent and trustee for and on behalf of the trustees of the Guarantor, each holder of units of the Guarantor and each annuitant.

9.         Any demand or notice to be made or given by Cedar to the Guarantor under this Guaranty shall be given by notice addressed to the Guarantor at the address provided in Section 10.8 of the Agreement.

10.       This Guaranty cannot be changed or terminated orally and shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty on the day and year first abovementioned.

RioCan Real Estate Investment Trust
By:

Exhibit B

THE WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, RECEIPT OF A NO-ACTION LETTER ISSUED BY THE SECURITIES AND EXCHANGE COMMISSION (TOGETHER WITH EITHER REGISTRATION OR AN EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS) OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

CEDAR SHOPPING CENTERS, INC.

NO. W 1

1,428,570 Shares

November __, 2009

FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, CEDAR SHOPPING CENTERS, INC., a Maryland corporation (together with its successors and permitted assigns, the “Company”), hereby certifies that

RIOCAN HOLDINGS USA INC.

or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant (this “Warrant”), 1,428,570 shares (subject to adjustment as hereinafter provided) of duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company, $0.06 par value (“Common Stock”), at an initial exercise price of $7.00 per share (“Exercise Price”), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is issued pursuant to the Securities Purchase Agreement dated October 26, 2009 among the Company, Cedar Shopping Centers Partnership, L.P., RioCan Real Estate Investment Trust and RioCan Holdings USA Inc. (the “Purchase Agreement”), and, by execution of the Purchase Agreement, the holder hereof has agreed (and any transferee of this Warrant will agree) to comply with the obligations set forth herein and therein.

1.

Exercise of This Warrant. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed if required) at the office of the Company, 44 South Bayles Avenue, Port Washington, New York 11050, or such other office or agency of the Company as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company, at any time and from time to time after the date hereof and before 5:00 P.M., New York City time, two years from the date hereof (the “Exercise Period”) upon payment to the Company of the Exercise Price for such shares.

The exercise price for shares of common stock issuable upon exercise of this warrant shall be payable as follows: (a) by payment to the company of the exercise price in cash, by check or by wire transfer of funds or (b) by surrender to the company for cancellation of notes or debt securities of the company having a principal balance plus accrued interest on the date of exercise equal to the exercise price for such shares or (c) by a combination of the methods described in clauses (a) and (b) above. The company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of common stock so purchased shall be delivered to the holder hereof as promptly as practicable after the rights represented by this warrant shall have been so exercised, and, unless this warrant has expired, a new warrant representing the number of shares, if any, with respect to which this warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

2.	Reservation, Issuance and Listing of Stock.
A.

The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of the Warrant, such number of shares of Common Stock as shall then be issuable upon exercise of the Warrant. The Company will, at its expense, use its commercially reasonable efforts to cause such shares to be listed (subject to issuance or notice of issuance) on all stock exchanges, if any, on which the Company’s Common Stock may become listed during the Exercise Period.

B.

The Company covenants that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and validly issued, fully paid and nonassessable, not subject to preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

3.	Exercise Price. The above provisions are, however, subject to the following:
A.	Initial Exercise Price. The initial Exercise Price of $7.00 per share shall be subject to adjustment from time to time as hereinafter provided.
B.

Adjustment of Exercise Price and Number of Shares of Common Stock Issuable. The Exercise Price and number of shares of Common Stock issuable upon exercise hereof shall be subject to adjustment from time to time in accordance with the following provisions, such adjustments shall take effect at the close of business on the date of any such split, subdivision, dividend or combination, as the case may be:

(1)

In case the Company shall at any time split or subdivide the outstanding shares of Common Stock or shall issue a stock dividend with respect to the Common Stock resulting in the issuance of additional shares of Common Stock, the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event shall be proportionally increased and the Exercise Price in effect immediately prior to such event shall be proportionately decreased to reflect such split, subdivision or stock dividend, as the case may be.

(2)

In case the Company shall at any time combine the outstanding shares of Common Stock, the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event shall be proportionally decreased and the Exercise Price in effect immediately prior to such event shall be proportionately increased to reflect such combination.

(3)

In case the Company shall declare a cash dividend on its Common Stock (excluding Dividends Paid in the Ordinary Course), the Exercise Price in effect immediately prior to the record date for such dividend shall be proportionately reduced immediately thereafter to reflect such dividend; such adjustment shall be made successively whenever such a record date is fixed. In the event that such dividend is not so paid, the Exercise Price then in effect shall be readjusted, effective as of the date when the Board of Directors of the Company determines not to pay such dividend, to the Exercise Price that would then be in effect if such record date had not been fixed. For purposes of this Warrant, “Dividends Paid in the Ordinary Course” shall mean dividends on Common Stock not to exceed $.225 per share per quarter.

C.

Reorganization, Consolidation, Merger or Sale. If the Company shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its assets and pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, securities, property or assets of the Company, successor or transferee or an affiliate thereof or cash are to be received by or distributed to the holders of Common Stock, then the holder of this Warrant shall have the right thereafter to receive, upon the exercise of this Warrant, the number of shares of stock or other securities, property or assets of the Company, successor, transferee or affiliate thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock equal to that to which the holder of this Warrant upon the exercise thereof immediately prior to such event would have been entitled. The provisions of this subsection 3.C shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets. Upon any reorganization, consolidation, merger or transfer hereinabove referred to, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities, property, assets and cash receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or transfer, as the case may be. The Company shall not effect any such reorganization, consolidation, merger or transfer unless prior to the consummation thereof the successor corporation (if other than the Company) resulting therefrom or the corporation purchasing such assets shall, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, (i) assume the obligation to deliver to such holder such shares of stock, securities, property or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and (ii) agree to be bound by all the terms of this Warrant.

D.

Notice of Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then, and in each such case, the Company, as promptly as practicable thereafter, shall give written notice thereof to the holder hereof at the address of such holder as shown on the books of the Company which notice shall state the Exercise Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

E.

Other Notices. In case at any time the Company shall propose to (a) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another person or (b) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; then, in any one or more of said cases, the Company shall give to the holder hereof at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up.

4.	No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.
5.

Transfer and Registration of Warrants. This Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company referred to in Section 1 hereof by the holder hereof in person or his duly authorized attorney, upon surrender of this Warrant properly endorsed; provided, that this Warrant may not be transferred or assigned in whole or in part without compliance with (i) the provisions of the Purchase Agreement, and (ii) all applicable federal and state securities laws by the transferor and the transferee (including, to the extent required by law or reasonably requested by the Company, the delivery of appropriate investment representations in customary form). Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed may be treated by the Company and all other persons dealing with this Warrant as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

6.

Exchanges of Warrants. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at such office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

7.

No Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon the exercise of the Warrant, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the closing price of a whole share of Common Stock on the business day preceding the day of exercise.

8.

Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.

Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

10.

Notices. Except as otherwise provided herein, any notices hereunder shall be deemed to have been given five (5) days after having been mailed in the United States by registered or certified mail, addressed if given to the Company to the principal office of the Company, Attention: President, or if given to a holder of this Warrant addressed to such holder at his address as the same shall appear on the books of the Company.

11.

Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both the Company and the holder hereof. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

12.	Expiration of Warrants. At 5:00 P.M. New York time on the last day of its Exercise Period, the Warrant, if not exercised prior thereto, shall be and become wholly void and of no value.
13.

No Impairment. The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company shall take all commercially reasonable action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all liens, and shall use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction over it as may be necessary to enable the Company to perform its obligations under this Warrant.

14.

Supplying Information; Rule 144. The Company shall cooperate with the holder hereof in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission (the “Commission”) as a condition to the availability of an exemption from the Securities Act of 1933, as amended (the “Act”) for the transfer hereof. The Company shall use its commercially reasonable efforts to at all times make public information available so as to afford the holder hereof the benefits of Rule 144 of the Commission in connection with resales.

IN WITNESS WHEREOF, Cedar Shopping Centers, Inc. has caused this Warrant to be signed by one of its duly authorized officers.

Dated: November _____, 2009

CEDAR SHOPPING CENTERS, INC.
By:
Name:
Title:

ELECTION TO PURCHASE

(To be signed only upon exercise of Warrant)

To:	Cedar Shopping Centers, Inc. 44 South Bayles Avenue Port Washington, New York 11050 Attn: Leo S. Ullman

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________________1shares of Common Stock of Cedar Shopping Centers, Inc. and herewith (a) makes payment of $_______________ therefor or (b) surrenders for cancellation notes or debt securities of the Company equal to the Exercise Price. The undersigned requests that the certificates for such shares be issued in the name of, and delivered to, __________________________, whose address is ___________________________________.

Dated: ____________, 20__

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

(Address)

____________________

1          Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

ASSIGNMENT

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock of Cedar Shopping Centers, Inc. covered thereby set forth herein below unto:

Name of Assignee	Address	No. of Shares

Dated: ____________, ____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

(Address)

Signed in the presence of:

(Signature)

(Print)

Exhibit C

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement (this “Agreement”) dated November __, 2009, by and between Cedar Shopping Centers, Inc., a Maryland corporation (the “Company”), and RioCan Holdings USA Inc., a Delaware corporation (the “Investor”).

W I T N E S S E T H :

WHEREAS, the Company and the Investor entered into a Securities Purchase Agreement dated October 26, 2009 (the “Purchase Agreement”) pursuant to which the Investor will acquire shares of Common Stock of the Company and a Warrant to acquire shares of Common Stock of the Company;

WHEREAS, the Company desires to grant to the Investor certain registration rights with respect to Registrable Securities (as hereinafter defined) acquired by the Investor pursuant to the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration set forth herein, the parties hereto agree as follows:

1.         Certain Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of common stock, par value $.06 per share, of the Company.

“Costs and Expenses” means all of the costs and expenses relating to the Registration Statement described in Section 2.1 including, but not limited to, blue-sky expenses, printing expenses, Commission filing fees, Financial Industry Regulatory Authority fees and fees and disbursements of counsel to the Company; provided, however, that Costs and Expenses shall not include (x) fees and disbursements for counsel for any Holder, which shall be borne by such Holder, or (y) underwriting discounts and commissions and reimbursable underwriters’ expenses attributable to the Registrable Securities being sold by the Selling Holders thereof, which shall be borne by such Selling Holders pro rata on the basis of the relative number of Registrable Securities included in the applicable registration statement. With respect to Piggy Back Registrations pursuant to Section 2.2(b), the Holders shall bear all Costs and Expenses relating to inclusion of their Registrable Securities pro rata on the basis of the relative number of Registrable Securities included in the Piggy Back Registration, except for fees and disbursements of counsel to the Company.

“Holder” means (i) the Investor as a holder of Registrable Securities and (ii) any affiliate of the Investor that is a direct or indirect transferee of such Registrable Securities from the Investor that has agreed to be bound by the terms of this Agreement as a Holder.

“Registrable Securities” means (a) any shares of Common Stock issuable to the Investor pursuant to the provisions of the Purchase Agreement, (b) any shares of Common Stock issuable upon exercise of the Warrant granted to the Investor pursuant to the Purchase Agreement and (c) any securities issued as a dividend on or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in subsections (a) and (b) above including, without limitation, stock splits, reclassifications, mergers, consolidations, recapitalizations or similar events; provided, however, that a security shall cease to be a Registrable Security only upon it having been effectively registered under the Securities Act and transferred pursuant to such registration or otherwise transferred to holders who may trade such security without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such security not bearing a restrictive legend.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal law then in force.

“Selling Holder” means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

2.	Registration.
2.1	Registration Procedures and Expenses.

(a)       The Company shall prepare and file with the Commission a registration statement on Form S-3 meeting the requirements of the Securities Act relating to the sale of the Registrable Securities by the Holders (the “Registration Statement”) from time to time. Such Registration Statement (i) shall be a shelf registration statement providing for the registration and the sale of Registrable Securities by the Holders on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, (ii) shall comply as to form in all material respects with the requirements of Form S-3 and include all financial statements required by the Commission to be filed therewith or be incorporated therein, (iii) shall be reasonably acceptable to the Investor’s counsel and (iv) shall provide for the resale of the Registrable Securities from time to time pursuant to any method or combination of methods legally available by the Holders, and the Registration Statement and any form of prospectus included or incorporated by reference therein (or any prospectus supplement relating thereto) shall reflect such plan of distribution or method of sale.

(b)       The Company shall, subject to receipt of necessary information from the Holders, use its reasonable best efforts to cause the Commission to declare the Registration Statement effective on or prior to the date that is one year from the date hereof (such date, the “Lockup Termination Date”).

(c)       The Company shall (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be (A) reasonably necessary to keep the Registration Statement continuously effective until the earliest of (x) twenty four months after the later of the effective date of the Registration Statement and the Lockup Termination Date, (y) the date on which all Registrable Securities have been disposed of under the Registration Statement and (z) such time as all Registrable Securities have been otherwise transferred to holders who may trade such securities without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend (the earliest of such dates being referred to herein as the “Expiration Date”), or (B) reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), and shall use its reasonable best efforts to cause each such amendment to be declared effective by the Commission, if required, as soon as practicable after the filing thereof, (ii) cause any related prospectus to be supplemented by any required supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act (or any similar provisions then in force under the Securities Act), to the extent required, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition as may be reasonably requested from time to time by the Holders and set forth in such Registration Statement as so amended or such prospectus as so supplemented.

(d)       The Company shall bear the Costs and Expenses of the Registration Statement.

2.2	Other Holders; Piggyback Rights.

(a)       The Company shall have the right to include in the Registration Statement the shares of Common Stock of any shareholder of the Company who has registration rights enabling it to include its shares in such Registration Statement, provided that such shares of Common Stock of any other shareholder of the Company may only be included in the Registration Statement to the extent such inclusion (i) will not reduce the amount of Registrable Securities of the Holders included in the Registration Statement and (ii) in the case of an underwritten offering, based on the written advice of the underwriter for the Registrable Securities, will not materially adversely affect the proposed offering price, the timing, the distribution method, or the probability of success of the offering.

(b)       For a period commencing on the Expiration Date and ending three years after the Expiration Date, if the Company (i) proposes to file a registration statement under the Securities Act with respect to an offering of equity securities by the Company for its own account or for stockholders of the Company for their account other than a registration statement on Forms S-8 or S-4 or any equivalent form then in effect and the registration form to be used may be used for the registration of Registrable Securities, then the Company shall (A) give written notice of such proposed filing to the Holders as soon as practicable but in no event less than ten business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed underwriter(s), if any, of the offering, and (B) offer to the Holders in such notice the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five business days following receipt of such notice or (ii) has then in effect a registration statement under the Securities Act with respect to equity securities by the Company (other than a registration statement on Forms S-8 or S-4 or any equivalent form then in effect or the registration statement on Form S-3 filed by the Company with the Commission on November 17, 2008) and such registration statement may be used for the registration of Registrable Securities, then the Company shall register the sale of such number of Registrable Securities as any Holder may request in writing (any such registration described in clause (i)(B) or clause (ii) of this Section 2.2(b) is referred to as a “Piggy-Back Registration”); provided, however, that no request for a Piggy-Back Registration may be made prior to the Expiration Date. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. The Company shall use its reasonable best efforts to cause such Registrable Securities to be included in such Piggy-Back Registration and shall use reasonable best efforts to cause the underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter(s) shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Piggy-Back Registration and (ii) complete and execute all questionnaires, powers-of-attorney, indemnities, opinions and other documents required under the terms of such underwriting agreement. The Holder shall be responsible for all Costs and Expenses with respect to each Piggy Back Registration pro rata on the basis of the relative number of Registrable Securities included in the Piggy Back Registration.

(c)       If the underwriter for a Piggy-Back Registration advises the Company and the Holders in writing that in their opinion the inclusion of Registrable Securities by a Holder would materially adversely affect the proposed offering price, the timing, the distribution method, or the probability of success of the offering, then the Company shall include in such offering, as to each Holder exercising piggyback rights pursuant to Section 2.2(b) and any other person or persons having a written contractual right to request their shares of Common Stock or other securities of the Company be included in such offering, that number of shares of Common Stock or other securities of the Company that the Company is so advised can be sold in such offering without materially adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of the offering, determined as follows:

(i)        if the registration is undertaken for the Company’s account: (a) first, the shares of Common Stock or other securities of the Company that the Company desires to sell and (b) second, any shares of Common Stock or other securities of the Company held by holders of written contractual piggy-back registration rights (including the Holders) which can be included therein without, in the opinion of the underwriters, materially adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of the offering, pro rata among such holders on the basis of the relative number of shares of Common Stock or other securities of the Company requested to be included in such registration by such holders, and

(ii)       if the registration is a “demand” registration undertaken at the demand of persons other than the Holders: (a) first, the shares of Common Stock or other securities of the Company to be sold for the account of such demanding persons that can be sold without, in the opinion of the underwriters, materially adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of the offering and (b) second, any shares of Common Stock or other securities of the Company held by other holders of written contractual piggy-back registration rights (including the Holders) which can be included therein without, in the opinion of the underwriters, materially adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of the offering, pro rata among such holders on the basis of the relative number of shares of Common Stock or other securities of the Company requested to be included in such registration by such holders.

2.3       Other Registration Procedures. With respect to any registration of Registrable Securities effected pursuant to Section 2.1 or Section 2.2(b), the Company shall:

(a)       furnish to the Selling Holders with respect to such Registrable Securities (and to each underwriter, if any, of such Registrable Securities), without charge, such reasonable number of copies of any registration statement in respect of such Registrable Securities or any amendment or supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Selling Holders or such underwriter may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Selling Holders; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Selling Holders shall be subject to the receipt by the Company of reasonable assurances from such Selling Holders that such Selling Holders will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

(b)       use its reasonable best efforts to (x) register and qualify the Registrable Securities under such other securities or blue sky laws of such states or jurisdictions specified in writing by the Selling Holders, keep each such registration or qualification (or exemption therefrom) effective during the period in which the registration statement for such Registrable Securities is required to be kept effective, and (y) do any and all other acts and things which may be necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(c)       enter into and perform customary agreements (including an underwriting agreement in customary form) and take such other actions (including, without limitation, participation in road shows and investor conference calls) as are required in order to expedite or facilitate the sale of Registrable Securities;

(d)       after the filing of any registration statement in respect of such Registrable Securities, promptly notify such Selling Holders of any stop order issued or, to the Company’s knowledge, threatened to be issued by the Commission and use its reasonable best efforts to prevent the entry of such stop order or to remove it if entered;

(e)       at the request of any underwriter of the Registrable Securities in connection with an underwritten offering, furnish (i) an opinion of counsel, addressed to such underwriters and such Selling Holders, covering such customary matters as the underwriter and the Selling Holders may reasonably request and (ii) a comfort letter or comfort letters from the Company’s independent public accountants addressed to the underwriters and such Selling Holders covering such customary matters as the underwriter or the Selling Holders may reasonably request;

(f)        provide a CUSIP number for the Registrable Securities included in any registration statement in respect of such Registrable Securities not later than the effective date of such registration statement;

(g)       cooperate with such Selling Holders and any underwriter participating in the disposition of the Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(h)       during the period when the prospectus is required to be delivered under the Securities Act, use its reasonable best efforts promptly to file all documents required to be filed with the Commission pursuant to Section 13(a) of the Exchange Act; and

(i)        take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in any registration statement in respect of such Registrable Securities.

2.4       Indemnification by the Company.The Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for the Holders, each officer, director, trustee, employee and agent of each Holder, and each person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act (but, in the case of an underwriter or a controlling person, only if such underwriter or controlling person agrees to indemnify the persons mentioned in subdivision (b) of Section 2.5 hereof in substantially the manner set forth therein), from and against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such underwriter, officer, director, trustee, employee, agent or controlling person becomes subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) are caused by, arise out of, result from or relate to any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement under which Registrable Securities were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, including all documents attached thereto or incorporated by reference therein or (ii) are caused by, arise out of, result from or relate to the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) are caused by, arise out of, result from or relate to any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with such registration; and the Company will reimburse such Holder and any such underwriter, officer, director, trustee, employee, agent or controlling person for any legal or other expenses reasonably incurred by such Holder, or any such underwriter, officer, director, trustee, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any such persons in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by such person expressly for inclusion in any of the foregoing documents. The remedies provided in this Section 2.4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to the Holders at law or in equity.

2.5	Indemnification by the Holders. Each Holder shall:

(a)       Furnish in writing all information to the Company concerning itself and its holdings of securities of the Company as shall be required in connection with the preparation and filing of any registration statement covering any Registrable Securities; and

(b)       Indemnify and hold harmless the Company, each of its directors, each of its officers who has signed any registration statement covering any Registrable Securities, each person, if any, who controls the Company within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for the Company, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in any registration statement under which Registrable Securities were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for inclusion in any of the foregoing documents, and each Holder shall reimburse the Company and any such underwriter, officer, director or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Each Holder’s liability under this Section 2.5 shall be limited to an amount equal to the net proceeds (after deducting any applicable underwriting discount and expenses associated with the Registrable Securities sold thereunder) received by such Holder from the sale of Registrable Securities by such Holder. The remedies provided in this Section 2.5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to the Company at law or in equity.

2.6       Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) the indemnification required by Section 2.4 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities, or legal or other expenses, with respect to which indemnity is to be provided thereunder or (b) contribution under the Securities Act may be required on the part of the indemnified party in circumstances for which indemnification is provided under Section 2.4; then, and in each such case, the Company, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, or legal or other expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 2.6. No Holder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay under Section 2.5 and Section 2.6 or otherwise by reason of untrue or alleged untrue statements or omissions or alleged omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 12 of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2.7       Conduct of Indemnification Proceedings. Each Holder, the Company and each other person indemnified pursuant to Section 2.4 or 2.5 hereof will, in the event it receives notice of the commencement of any action against it in respect of which indemnity may be sought pursuant to Section 2.4 or 2.5, promptly notify the indemnifying party, in writing, of the commencement of such action and permit the indemnifying party, if the indemnifying party so notifies the indemnified party within 10 days after receipt by the indemnifying party of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel selected by the indemnifying party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The omission to notify the indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party of any liability to indemnify the indemnified party, under Section 2.4 or Section 2.5 hereof, as applicable, except to the extent the indemnifying party shall suffer any loss by reason of such failure to give notice and shall not relieve the indemnifying party of any other liabilities which it may have under this or any other agreement. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be advanced to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels).

2.8       Rule 144. The Company shall use reasonable best efforts to file any and all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

3.	Miscellaneous.

3.1       Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time five days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or received if sent by Federal Express or other similar overnight courier service, addressed to the address of the parties provided in the Purchase Agreement, or, with respect to any permitted transferee of the Investor that agrees to be bound by the terms of the Agreement as a Holder, to such address as shall be specified in writing by such Holder to the other parties hereto.

3.2       Successors and Assigns. This Agreement is solely for the benefit of and shall be binding upon the parties and their respective successors and permitted assigns, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise. Neither the Company nor the Investor may assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party; provided, however, that the Investor may assign its rights, duties or obligations hereunder to any affiliate of the Investor, provided that such affiliate agrees to be bound by the terms of this Agreement as a Holder. Except as expressly set forth herein, nothing herein shall be construed to provide any rights to any other entity or individual.

3.3       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

3.4       Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

3.5       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York governing contracts to be made and performed therein without giving effect to principles of conflicts of law, and, with respect to any dispute arising out of this Agreement, each party hereby consents to the exclusive jurisdiction of the courts sitting in the City of New York as provided in Section 10.15 of the Purchase Agreement.

3.6       Severability. Should any part, term, condition or provision hereof or the application thereof be declared illegal, invalid or otherwise unenforceable or in conflict with any other law by a court of competent jurisdiction, the validity of the remaining parts, terms, conditions or provisions of this Agreement shall not be affected thereby, and the illegal, invalid or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact, except to the extent necessary to conform to the redrafted portions hereof.

3.7       Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all proposals, commitments, writings, negotiations, discussions, agreements and understandings, oral or written, of every kind and nature between them concerning the subject matter hereof. This Agreement may not be amended or otherwise modified and no provision hereof may be waived, without the consent of the Company and the Investor. No discharge of the terms hereof shall be deemed valid unless by full performance by the parties or by a writing signed by the parties. A waiver by any party of any breach or violation of any provision of this Agreement shall not be deemed or construed as a waiver of any other breach or violation hereof.

3.8       Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court having jurisdiction as agreed to in Section 3.5 to seek to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CEDAR SHOPPING CENTERS, INC.
Per:
Name:
Title:

RIOCAN HOLDINGS USA INC.
Per:
Name:
Title:

Exhibit D

Included as Exhibit 10.2